POWER OF ATTORNEY

Each of the undersigned directors of Kelly Services, Inc. does hereby appoint of George M. Reardon and William K. Gerber, signing singly, his true and lawful attorneys, to execute for and on behalf of the undersigned the Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ending December 29, 2002, to be filed with the Securities and Exchange Commission in Washington, D.C. under the provisions of the Securities Exchange Act of 1934, as amended, and any and all amendments to said 10-K whether said amendments add to, delete from, or otherwise alter the Form 10-K, or add to or withdraw any exhibit or exhibits, schedule or schedules to be filed therewith, and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have caused this Power of Attorney to be executed as of this 6th day of February, 2003.

/s/ Terence E. Adderley
Terence E. Adderley

/s/ Maureen A. Fay, O.P.
Maureen A. Fay, O.P.

/s/ Cedric V. Fricke
Cedric V. Fricke

/s/ Verne G. Istock
Verne G. Istock

/s/ B. Joseph White
B. Joseph White

/s/ Carl T. Camden
Carl T. Camden